UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

Samaritan Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32287	88-0431538
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center , Suite 310, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-735-7001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Samaritan Pharmaceuticals, Inc. (the "Company") filed with the Nevada Secretary of State, a Certificate of Change to its Articles of Incorporation to be effective on July 5, 2007 (the "Effective Date"). The Certificate of Change effected a one for six reverse stock split (the "Reverse Split") of the Company's Common Stock. All fractional shares have been rounded up to the nearest whole share.

The Company currently trades on the American Stock Exchange ("AMEX") under the symbol "LIV" and will continue to trade under the symbol "LIV" after the reverse stock split. Prior to the Effective Date of the Reverse Split, the number of authorized shares was Two Hundred Fifty Million (250,000,000). As of the Effective Date, the number of authorized shares after the Reverse Split will be Forty One Million Six Hundred Sixty Five Thousand (41,665,000). As a result of the Reverse Split, there will be a corresponding change in the number of outstanding shares from One Hundred Sixty Six Million Two Hundred Fifty Seven Thousand Four Hundred Fifty Six (166,257,456) to Twenty Seven Million Seven Hundred Nine Thousand Five Hundred Seventy Six (27,709,576).

Item 7.01 Regulation FD Disclosure.

On June 28, 2007, Samaritan Pharmaceuticals, Inc., a Nevada Corporation, announced a one for six reverse split on its Common Stock, par value $0.001 per share, which shall become effective on July 5, 2007. This Reverse Split was authorized by the Company's Board of Directors (the "Board").

The press release dated June 28, 2007, announcing the Reverse Split is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

Samaritan Pharmaceuticals, Inc. has approved a One for Six Reverse Split of the Company's Common Stock, par value $0.001. The Board has determined that it would be in the Company's best interest to conduct the Reverse Split and approved this corporate action by unanimous written consent.

REASONS FOR THE REVERSE STOCK SPLIT

The Board determined that the Reverse Split is in the best interest of the Company and its shareholders: 1) to comply with The American Stock Exchange's Company guide, Sections 1003(f)(v) 2) to reduce the number of outstanding shares of Common Stock; and 3) to increase the share price.

COMPANY NAME AND SYMBOL

The Company is not changing its name in connection with the Reverse Split. The Company's Common Stock is quoted on the AMEX under the symbol "LIV" and will remain trading under the symbol "LIV" after the Reverse Split.

EFFECTIVE DATE; PAYMENT AND DELIVERY

The Reverse Split shall be effective on July 5, 2007. As of July 5, 2007, the total number of issued and outstanding shares of the Company's Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Split, divided by 6.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead of issuing fractional shares, the Company will issue one full share of the Post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split.

STOCK CERTIFICATES

After the Reverse Split there is no requirement that stockholders obtain new or replacement stock certificates. Each stockholder of record of shares of the Company's Common Stock outstanding immediately prior to the Reverse Split may contact the Company's Transfer Agent to exchange the certificates representing such stockholder's shares of pre-Reverse Split Common Stock for new certificates representing the number of whole shares of post-Reverse Split Common Stock into which the shares have been converted.

TRANSFER AGENT

The Company's Transfer Agent is Securities Transfer Corp (the "Transfer Agent"). The Company is not changing its Transfer Agent in connection with the Reverse Split.

The contact information for the Company's Transfer Agent is as follows:

Securities Transfer Corp
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
Phone: 469-633-0101
Facsimile: 469-633-0088

STATE FILING

The Reverse Split was effected by filing a Certificate of Change Pursuant to Nevada Revised Statutes ("NRS") Sec. 78.209 (the "Certificate"), which was filed with the Nevada Secretary of State ("SOS") and becomes effective on July 5, 2007. A copy of the Certificate of Change is attached as Exhibit 99.2 hereto.

STOCKHOLDER APPROVAL

Under Nevada law, since the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Sec. 78.207, no stockholder approval is required. NRS Sec. 78.207 provides that Nevada corporations may act to decrease the authorized shares of Common Stock and correspondingly decrease the number of issued and outstanding shares of Common Stock by the approval of the Board and without any stockholder vote, provided that no class of stock is adversely affected by the change, and provided that the Company is not paying money or issuing scrip to stockholders who would otherwise be entitled to receive a fractional share. Since the Reverse Split does not adversely affect any class of stock of the Company, and since stockholders otherwise entitled to a fractional share will receive one whole share of Common Stock upon the effectiveness of the Reverse Split, the Company has complied with these requirements.

CAPITALIZATION

The Company is currently authorized to issue 250,000,000 shares of Common Stock. After the Reverse Split becomes effective, the Company will be authorized to issue 41,665,000 shares of Common Stock. As of June 28, 2007, there were 166,257,456 shares of Common Stock outstanding. After the Reverse Split becomes effective, there will be approximately 27,709,576 shares of Common Stock outstanding (subject to adjustment due to the effect of the rounding up of fractional shares). The Reverse Split will not have any effect on the stated par value of the Common Stock.

The Reverse Split does not affect the Company's Preferred Stock. After the Reverse Split the Company's authorized Preferred Stock and the shares of issued and outstanding Preferred Stock will remain unchanged.

After the Reverse Split becomes effective, each shareholder's percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split.

The Reverse Split may also result in some shareholders holding "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS:

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release announcing the Reverse Split, dated June 28, 2007.

Exhibit 99.2: Certificate of Change to Samaritan Pharmaceuticals's Articles of Incorporation to be effective on July 5, 2007 (the "Effective Date") filed with the Nevada Secretary of State.

This information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results. Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s most recent Annual Report on Form 10-K and the Company’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company believes the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Company’s filings with the SEC at www.sec.gov, many of which are beyond the Company’s control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samaritan Pharmaceuticals

June 28, 2007	By:	/s/Eugene Boyle

Name: Eugene Boyle
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Announcement of Reverse Split
99.2	Certificate of Change Pursuant to Nevada Revised Statutes Sec. 78.209, as filed with the Nevada Secretary of State, effective July 5, 2007.